EXHIBIT 5.1

January 19, 2007

NexMed, Inc.
89 Twin Rivers Drive
East Windsor, NJ 08520

Ladies and Gentlemen:

We have acted as special Nevada counsel to NexMed, Inc., a Nevada corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), covering the registration of 19,143,800 shares of the Company’s common stock, par value $0.001 per share (the “Shares”).

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Shares, including the 13,317,000 Shares issuable pursuant to that certain Common Stock and Warrant Purchase Agreement, dated as of December 20, 2006, by and among the Company and the purchasers named therein (the “December Purchase Agreement”), the 5,326,800 Shares reserved for issuance upon the exercise of the warrants (the “December Warrants”) issued pursuant to the terms of the December Purchase Agreement, as referenced in the Registration Rights Agreement, dated as of December 20, 2006, by and among the Company and the purchasers named therein (the “Registration Rights Agreement”), and the 500,000 Shares reserved for issuance upon the exercise of the warrants (the “November Warrants”, and together with the December Warrants, the “Warrants”) issued pursuant to the terms of that certain Securities Purchase Agreement, dated as of November 30, 2006, between the Company and the purchaser named therein (the “November Purchase Agreement”, and together with the December Purchase Agreement, the “Purchase Agreements”). For purposes of this opinion, we have assumed such proceedings will be timely completed in the manner presently proposed, that the Shares issued to date and the Warrants have been issued in accordance with the terms of the Purchase Agreements, the Warrants, and the Registration Rights Agreement, as applicable, and that the terms of such issuances have been otherwise in compliance with applicable law.

We have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate for the purpose of rendering this opinion and we have examined originals or copies certified or otherwise identified to our satisfaction as being true copies or reproductions of originals of such documents, agreements, instruments and corporate records as we have deemed necessary or appropriate to enable us to render the opinions expressed below. We have also obtained from officers and other representatives of the Company and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary and appropriate for the purpose of rendering this opinion.

Without limiting the generality of the foregoing, in our examination, we have, with your permission, assumed without independent verification, that (i)the obligations of each party set forth in the Purchase Agreements, the Warrants, and the Registration Rights Agreement and the other documents that we have reviewed are its valid and binding obligations, enforceable in accordance with their respective terms; (ii) there are no oral or written modifications of or amendments to the documents we have examined, and there has been no waiver of any of the provisions thereof, by actions or conduct of the parties or otherwise; (iii) the statements of fact and all representations and warranties set forth in the documents we have examined are true and correct; (iv) each natural person executing a document has sufficient legal capacity to do so; (v) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original document; and (vi) all corporate records made available to us by the Company and all public records we have reviewed are accurate and complete.

We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to the effect of the general corporate laws of the State of Nevada and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto, or to the effect thereon of, the laws of any other jurisdiction. We express no opinion herein concerning, and we assume no responsibility as to laws or judicial decisions related to any orders, consents or other authorizations or approvals as may be required by any federal law, including any federal securities law, or any state securities or “Blue Sky” laws.

Based on the foregoing, and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that the Shares are duly authorized and, when and to the extent issued and sold in accordance with the terms of the Purchase Agreements and the Warrants, as applicable (including after due and proper exercise of the Warrants and the payment in full to the Company of all exercise prices and other consideration therefor), and as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are based upon the applicable Nevada laws in effect and the facts in existence as of the date of this letter. No opinions are offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions herein.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

BROWNSTEIN HYATT FARBER SCHRECK, P.C.